UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K-A1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 22, 2009

Date of Report

(Date of Earliest Event Reported)

GLOBAL WATER ASSET CORPORATION

(Exact Name of Registrant as Specified in its Charter)

UTAH	20-0919460
(State or Other Jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P. O. Box 304

Pointe Claire, Quebec

Canada H9R 4P3

(Address of Principal Executive Offices)

(514) 518-0164

Registrant's Telephone Number

Waterbank of America (USA), Inc.

Espirito Santo Plaza

1395 Brickell Avenue, Suite 1020

Miami, Florida  33131

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Unregistered Sales of Equity Securities.

See the disclosure under Item 3.02 of the Current Report on Form 8-K filed by Global Water Asset Corporation, a Utah corporation (the “Company”), on September 25, 2009.

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

See the disclosure under Item 5.03 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 25, 2009.

On October 7, 2009, the Company received comments from the Financial Industry Regulatory Authority, Inc. (“FINRA”), with respect to its name change and reverse stock split.  The Company is in the process of responding to these comments and expects that the name change and reverse split will be effective in the current trading market for shares of common stock of the Company on the Pink OTC Markets, Inc. (the “Pink Sheets”) upon completion of this process.  The name change and reverse split are now effective for all other purposes.

Item 8.01   Other Events.

The Company expects that its audited financial statements and other financial statements to be filed with its delinquent periodic reports will be available in approximately two weeks’ time.  Management believes that the Company will be in a position to file these reports by approximately November 20, 2009.

Item 9.01   Financial Statements and Exhibits.

See the disclosure under Item 9.01 of the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 25, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL WATER ASSET

CORPORATION, a Utah corporation

Dated:  10/19/2009

By /s/ Michel Pelletier

Michel Pelletier, President